Exhibit 23.1


                      Consent of independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K, into the Company's previously filed Registration Statement Files Nos. 33-69682, 33-69684, 33-50724, 33-48599, 33-
48601 and 33-48603.


                                       ARTHUR ANDERSEN LLP

Dallas, Texas
  March 27, 1998